UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report: September 12, 2005

GABRIEL TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

000-23415

22-3062052

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(State or other jurisdiction

(Commission

(IRS Employer

of incorporation)

File Number)

Identification No.)

4538 S. 140th Street

Omaha, Nebraska 68137

 (Address of Principal Executive Offices) (Zip Code)

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(Former Address of Principal Executive Offices (Zip Code)

(402) 614-0258

(Registrant's telephone number, including area code)

_________________________________________________

(Former Name or Former address, if changed since Last Report)

ITEM 7.01

REGULATION FD DISCLOSURE

On September 1, 2005, Gabriel Technologies Corporation and Freightliner LLC Customer Support announced a new direct ship program, which includes the WAR-LOKTM Trucking Security products.

Gabriel Technologies Corporation and Freightliner LLC (“Freightliner”), North America’s leading commercial truck manufacturer, recently entered into a distributor agreement which includes a new direct ship program of the WAR-LOKTM Trucking Security Products.  The Freightliner agreement, which was officially launched on September 1, 2005, enables Gabriel to offer the WAR-LOK trucking series in all 600 plus Freightliner dealerships and part centers throughout North America.  The new direct ship program will include Gabriel’s T-Series WAR-LOKTM physical security line, including the tractor air brake lock, trailer glad hand lock, trailer king pin lock, trailer rear door lock, and additional padlocks.  Freightliner also has a team of direct to fleet sales managers that will focus on selling the WAR-LOK product line to trucking fleets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GABRIEL TECHNOLOGIES CORPORATION

Date:  September 12, 2005

By:

/s/   Keith R. Feilmeier

Keith R. Feilmeier, Chairman, President and

Chief Executive Officer